Exhibit 99.1

197347 iCAD INC Proxy Card Rev2 Front

2025

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

iCAD, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 13, 2025.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

Please mark your votes like this **X**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

1. To adopt the Agreement and Plan of Merger, dated April 15, 2025, by and among RadNet, Inc., a Delaware corporation ("RadNet"), Trio Merger Sub, Inc., a wholly-owned subsidiary of RadNet and a Delaware corporation ("Merger Sub"), and iCAD, Inc. ("iCAD") (as it may be amended from time to time, the "Merger Agreement"), under which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into iCAD (the "Merger"), with iCAD surviving as a wholly-owned subsidiary of RadNet (the "Merger Agreement Proposal").

   FOR ☐ AGAINST ☐ ABSTAIN ☐

2. To approve, by non-binding advisory vote, the compensation that may be paid or become payable to iCAD's named executive officers that is based on or otherwise related to the Merger (the "Advisory Compensation Proposal").

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To adjourn the special meeting (the "Special Meeting") to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the "Adjournment Proposal").

   FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________________ **Signature if held jointly**____________________________ **Date**__________, **2025.**

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

2025  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held virtually at https:// www.cstproxy.com/icad/sm2025 at 9:00 a.m., Eastern Time, on July 14, 2025 The Notice and Proxy Statement is available at https://www.cstproxy.com/icad/sm2025 PROXY iCAD, INC. 2 Townsend West, Suite 6 Nashua, New Hampshire, 03063 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY AT HTTPS:// WWW.CSTPROXY.COM/ICAD/SM2025 AT 9:00 A.M., EASTERN TIME, ON JULY 14, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints DANA BROWN and ERIC LONNQVIST, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of iCAD, Inc . to be held virtually at https : // www . cstproxy . com/icad/sm 2025 at 9 : 00 a . m . , Eastern Time, on July 14 , 2025 or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side . 197347 iCAD INC Proxy Card Rev2 Back (Continued, and to be marked, dated and signed, on the other side)